Consent of Independent Auditors

We consent to the use in this Registration Statement of MutualFirst Financial, Inc. on Form S-4 of our report dated February 4, 2000 on the consolidated financial statements of MutualFirst Financial, Inc., appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm appearing under the headings "Selected Historical and Pro Forma Financial Data" and "Experts" in the Prospectus.




Olive LLP

Indianapolis, Indiana
September 20, 2000